Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-142405) of our report dated March 24, 2008, with respect to the financial statements of Orexigen Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Ernst & Young LLP
San Diego, California
March 24, 2008